AMENDMENT OF CREDIT AGREEMENT

THIS FIRST AMENDMENT OF CREDIT AGREEMENT (hereinafter referred to as the "Amendment"), dated effective as of December 31, 2011, is made and entered into by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Borrower"), and JPMORGAN CHASE BANK, N.A., a national banking association (the "Lender").

RECITALS:

1.The Borrower and the Lender have entered into a Credit Agreement dated as of December 10, 2010 (the "Credit Agreement").

2.In connection with an increase in the Commitment and the extension of the Maturity Date under the Credit Agreement, the Lender and the Borrower desire to modify, amend and supplement the Credit Agreement in certain respects.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and the Lender do hereby agree as follows:-

Section 1. Amendment of “Applicable Margin” Definition. The definition for “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

Applicable Margin means, for any day, the applicable rate per annum set forth below:

Applicable Margin for CBFR Borrowings	Applicable Margin for LIBOR Borrowings
-1.50%	+1.25%

Section 2. Amendment of “Maturity Date” Definition. The definition for “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

Maturity Date means the earlier to occur of (a) December 31, 2014, (b) any date that the Commitment is terminated in full by Borrower pursuant to Section 2.01(b) hereof, and (c) any date the Maturity Date is accelerated or the Commitment is terminated by Lender pursuant to Section 7.02 hereof.

Section 3. Amendment of “Commitment” and “Note” Definitions. The definition for “Revolving Loan Commitment” and “Revolving Loan Note” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to hereafter read as follows:

Commitment means the obligation of Lender to make Loans to the Borrower in an aggregate principal amount at any one time outstanding up to (but not exceeding) $30,000,000.00, as the same may hereafter be reduced by Borrower in accordance with the terms of Section 2.01(b) hereof or increased in accordance with the terms of Section 2.01(c) hereof.

Note means the promissory note dated December 31, 2011, executed by Borrower payable to the order of Lender in the face amount of $30,000,000.00, and any and all renewals, extensions, modifications, increases, rearrangements and/or replacements thereof.

Section 4. Increase of Accordion Feature Commitment Increase Amount. Section 2.01(c) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:
(c)    Borrower shall have the right to request from the Lender one or more increases of up to $20,000,000.00 in the aggregate in the Commitment, provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000.00 and Borrower may only make a maximum of four such requests, (ii) the aggregate amount of the Commitment after such increase shall not exceed $50,000,000.00, and (iii) the Lender shall have thirty (30) days after receipt from Borrower of the applicable Commitment increase request to review and either approve or reject such requested Commitment increase, in the sole discretion of Lender. Borrower acknowledges and agrees that Lender shall have no obligation to approve any such requested increase in the Commitment, but in the event of approval by Lender of any such Commitment increase request, Borrower will thereafter promptly execute and deliver to Lender an amendment of this Agreement in the form reasonably required by Lender to evidence the approved increase in the amount of the Commitment.

Section 5. Modification of Borrowing Base Certificate Reporting Requirements.

(a)    Subparagraph (c) of the definition of “Eligible Receivables” definition in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

(c)    the Receivable has been created by Borrower or its applicable Domestic Subsidiary in the ordinary course of business from a completed, outright and lawful sale of goods, to which such goods have been shipped and title has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of Borrower or such Domestic Subsidiary and is deemed “earned” under the applicable service contract or other agreement between the applicable account debtor and Borrower or such Domestic Subsidiary; provided, however, that notwithstanding the foregoing and except as expressly excluded in the immediately following proviso, Receivables arising under leases of rental Inventory owned by Borrower or its applicable Domestic Subsidiary may be billed for up to thirty (30) days in advance in accordance with the terms of the applicable rental Inventory lease; provided further, however, that one-half (1/2) of the difference between (i) the aggregate amount of all Receivables shown on the most recent listing and aging of Receivables furnished to Lender and (ii) the actual amount of such Receivables permitted to be included as an asset on the consolidated balance sheet of the Borrower in accordance with GAAP (as determined by Lender based upon Lender's review of the most recent Annual Audited Financial Statements or Quarterly Financial Statements of Borrower, as applicable, furnished by Borrower to Lender) shall be expressly excluded from Eligible Receivables.

(b)    Section 3.01(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

(a)    (i) with respect to any Loan, Lender shall have received by no later than 11:00 a.m. on the date of such requested Loan, telephonic notice from Borrower of the proposed date and amount of such Loan, and by no later than 1:00 p.m. on such date, a Request for Loan signed by an officer of Borrower, and (ii) with respect to any Letter of Credit, Lender shall have received by no later than 11:00 a.m. five (5) Business Days prior to the date of issuance of such requested Letter of Credit, a fully completed and executed Application and all other applicable Letter of Credit Documents required by Lender from Borrower.

(c)    Section 5.02(d) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

(d)    within 35 days after the end of each fiscal quarter of Borrower, (i) a Borrowing Base Certificate as of the last day of such fiscal quarter, together with such supporting information as Lender may reasonably request, certified and signed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower, (ii) a listing and aging of the Receivables of Borrower and each of its Domestic Subsidiaries as of the end of such fiscal quarter, prepared in reasonable detail and containing such information as Lender may request (including Borrower's reasonable calculation of the difference between (A) the aggregate amount of all Receivables shown on such listing and aging of Receivables and (B) the actual amount of such Receivables permitted to be included as an asset on the consolidated balance sheet of the Borrower in accordance with GAAP), (iii) a listing and aging of the accounts payable of Borrower and each of its Domestic Subsidiaries as of the end of such fiscal quarter, prepared in reasonable detail and containing such information as Lender may request, and (iv) a listing of the Equipment Inventory and a summary of the General Inventory of Borrower and each of its Domestic Subsidiaries as of the end of such fiscal quarter, prepared in reasonable detail and containing such information as Lender may request, including without limitation, updated Book Value amounts for the applicable Equipment Inventory and General Inventory.

Section 6. Replacement of Equipment Inventory Listing Exhibit. The listing of Equipment Inventory attached as Exhibit E to the Credit Agreement is hereby deleted in its entirety, and such Exhibit E is hereby replaced in its entirety by the form of Exhibit E attached hereto and hereby made a part hereof for all purposes.

Section 7. Designated Equipment Inventory Collateral. As a result of the increase of the Commitment evidenced hereby, and in order to cause the Borrower to hereafter be in compliance with the Commitment Coverage Ratio requirement of Section 5.11(a) of the Credit Agreement, the Borrower hereby designates that all of the specific Equipment Inventory of the Borrower described in Exhibit E attached hereto shall be deemed to be the Equipment Inventory which serves as Collateral for the Obligations. The Borrower hereby represents and warrants to the Lender that the specific Equipment Inventory described in Exhibit E attached hereto is the newest and most recently acquired rental compressor Inventory now owned and held by the Borrower. The Borrower hereby agrees that contemporaneously herewith, the Borrower shall execute and deliver to the Lender in Proper Form the requisite amendments of the applicable Security Documents to evidence the designation of all Equipment Inventory described in Exhibit E attached hereto as Collateral for the Obligations.

Section 8. Representations True; No Default. The Borrower represents and warrants that the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Borrower hereby certifies that except as expressly described and set forth above in this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default under the Credit Agreement or any of the other Credit Documents. Additionally, the Borrower hereby represents and warrants to the Lender that that the resolutions of the Board of Directors of the Borrower which are attached as an Exhibit to the Secretary's Certificate of even effective date with the Credit Agreement and executed and delivered to Lender by the Secretary of Borrower in connection with the Credit Agreement (i) remain in full force and effect as of the effective date hereof, (ii) have not been modified, amended, superseded or revoked, and (iii) authorize the execution of this Amendment and all other Credit Documents to be executed contemporaneously herewith by the Borrower without the requirement of any further consents, resolutions or authorizations of the Board of Directors of the Borrower.

Section 9. Conditions Precedent to Effectiveness of this Amendment. Notwithstanding any provisions to the contrary set forth in this Amendment, the effectiveness of this Amendment, including without limitation, the increase of the Revolving Loan Commitment, is expressly conditioned upon the satisfaction of each of the following:

(a)    the renewal Note, executed by Borrower, payable to the order of Lender in the original principal amount of $30,000,000.00, and the amendments of the applicable Security Documents to include and cover the additionally designated Equipment Inventory described in Exhibit A attached hereto, shall have been furnished to Lender in Proper Form, and all Credit Documents previously executed and delivered to Lender shall remain valid, enforceable and in full force and effect;

(b)    no Default or Event of Default shall have occurred and be continuing as of the effective date of this Amendment;

(c)    all of the representations and warranties contained in the Credit Agreement and in all other Credit Documents shall be true and correct in all material respects on and as of the date of this Amendment as though made on and as of such date;

(d)    since the date of the most recently delivered financial statements pursuant to the Credit Agreement, no Material Adverse Effect shall have occurred, in the reasonable opinion of Lender;

(e)    all fees and expenses owed to Lender under any of the Credit Documents as of the effective date of this Amendment shall have been paid in full;

(f)    all other due diligence items required by Lender shall have been received and reviewed by Lender and otherwise be satisfactory in all respects to Lender; and

(g)    all other conditions precedent deemed appropriate by Lender shall have been satisfied.

Section 10. Ratification. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect. The Credit Agreement, as amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect. The Borrower (a) hereby confirm that the Security Documents previously executed and delivered by the Borrower apply and shall continue to apply to all indebtedness (including without limitation, the indebtedness now or hereafter evidenced by the Note of even date herewith) evidenced by or arising pursuant to the Credit Agreement, as amended hereby or any other Credit Documents, and (b) acknowledge that without this ratification and confirmation, the Lender would not agree to the extension of the Maturity Date, the increase of the Commitment and the modifications of the Credit Agreement which are evidenced by this Amendment.

Section 11.Definitions and References. Except as expressly modified by this Amendment, capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower shall mean the Credit Agreement as hereby amended.

Section 12. Expenses; Additional Information. The Borrower shall pay to the Lender all expenses incurred in connection with the preparation, negotiation and execution of this Amendment. The Borrower shall furnish to the Lender all such other documents, consents and information relating to the Borrower as the Lender may reasonably require.

Section 13. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, assigns, receivers and trustees (provided, however, that the Borrower shall not assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by each party; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute but one and the same agreement; and (e) together with the Credit Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

THE CREDIT AGREEMENT, AS AMENDED HEREBY, TOGETHER ALL OTHER CREDIT DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO IT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NATURAL GAS SERVICES GROUP, INC.,
a Colorado Corporation

By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chief Executive Officer
“Borrower”

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Brenda A. Pollard
Name:	Brenda A. Pollard
Title:	Vice President
“Lender”